Exhibit A.2


                           NORTHEAST UTILITIES

                                  and

                         THE BANK OF NEW YORK,
                              AS TRUSTEE


                      FIRST SUPPLEMENTAL INDENTURE

                     Dated as of February 28, 2001

                     Supplemental to the Indenture,
                      dated as of February 28, 2001

                       Floating Rate Notes Due 2003




     FIRST SUPPLEMENTAL INDENTURE, dated as of February 28, 2001, between NORTHEAST UTILITIES, a voluntary association duly organized and existing under the laws of the Commonwealth of Massachusetts (the "Company"), and THE BANK OF NEW YORK, a New York banking corporation organized and existing under the laws of the State of New York, as Trustee under the Original Indenture referred to below (the "Trustee').

                        RECITALS OF THE COMPANY

     The Company has heretofore executed and delivered to the Trustee an indenture dated as of February 28, 2001 (the "Original Indenture"), to provide for the issuance from time to time of its debentures, notes or other evidences of indebtedness (the "Senior Notes"), the form and terms of which are to be established as set forth in Sections 201 and 301 of the Original Indenture.

     Section 901 of the Original Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of establishing the form and terms of the Senior Notes of any series as permitted in Sections 201 and 301 of the Original Indenture.

     The Company desires to create a series of the Senior Notes in an aggregate principal amount of up to $263,000,000 to be designated the "Floating Rate Notes Due 2003" (the "Floating Rate Notes"), and all action on the part of the Company necessary to authorize the issuance of the Floating Rate Notes under the Original Indenture and this First Supplemental Indenture has been duly taken.

     All acts and things necessary to make the Floating Rate Notes, when executed by the Company and completed, authenticated and delivered by the Trustee as provided in the Original Indenture and this First Supplemental Indenture, the valid and binding obligations of the Company and to constitute these presents a valid and binding supplemental indenture and agreement according to its terms, have been done and performed.

       NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

     That in consideration of the premises and of the acceptance and purchase of the Floating Rate Notes by the Holders thereof and of the acceptance of this trust by the Trustee, the Company covenants and agrees with the Trustee, for the equal and ratable benefit of the Holders of the Floating Rate Notes, as follows:

                                ARTICLE One

                                Definitions

     The use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Original Indenture and form of the Floating Rate Notes attached hereto as Exhibit A.



                                ARTICLE Two

         Terms and Issuance of the Floating Rate Notes Due 2003

SECTION Two01.   Issue of Floating Rate Notes

     A series of Senior Notes which shall be designated the "Floating Rate Notes Due 2003" shall be executed, authenticated and delivered from time to time in accordance with the provisions of, and shall in all respects be subject to, the terms and conditions and covenants of, the Original Indenture and this First Supplemental Indenture (including the form of Global Security set forth in Exhibit A hereto). The aggregate principal amount of the Floating Rate Notes which may be authenticated and delivered under this First Supplemental Indenture shall not, except as permitted by the provisions of the Original Indenture, exceed $263,000,000.

SECTION Two02.   Form of Floating Rate Notes; Incorporation of Terms.

     The Floating Rate Notes shall be in substantially the form set forth in Exhibit A attached hereto. The terms of the Floating Rate Notes contained in such form are hereby incorporated herein by reference and are made a part of this First Supplemental Indenture.

SECTION Two03.   Global Security; Depositary for Global Securities.

     The Floating Rate Notes shall be issued initially in the form of a Global Security. The Depositary for any Global Securities of the series of which the Floating Rate Notes are a part shall be The Depository Trust Company, New York, New York.

SECTION Two04.   Restrictions on Liens.

     The provisions of Section 1007 of the Original Indenture shall be applicable to the Floating Rate Notes.

SECTION Two05.   Sale and Leaseback Transactions.

     The provisions of Section 1012 of the Original Indenture shall be applicable to the Floating Rate Notes.

SECTION Two06.   Place of Payment.

     The Place of Payment in respect of the Floating Rate Notes shall be at the Corporate Trust Office, which, at the date hereof, is located at 101 Barclay Street, New York, NY 10286, Attention: Corporate Trust
Administration.



                            ARTICLE Three

                            Miscellaneous

SECTION Three01.   Execution as Supplemental Indenture.

     This First Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this First Supplemental Indenture forms a part thereof.

SECTION Three02.   Conflict with Trust Indenture Act.

     If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this First Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

SECTION Three03.   Effect of Headings.

     The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION Three04.   Successors and Assigns.

     All covenants and agreements by the Company in this First Supplemental Indenture shall bind its successors and assigns, whether so expressed or not.

SECTION Three05.   Separability Clause.

     In case any provision in this First Supplemental Indenture or in the Floating Rate Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION Three06.   Benefits of First Supplemental Indenture.

     Nothing in this First Supplemental Indenture or in the Floating Rate Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

SECTION Three07.   Recitals.

     The Trustee shall have no responsibility for the recitals contained in this First Supplemental Indenture, all of which shall be taken as the statements of the Company, or for the validity or sufficiency of this First Supplemental Indenture.

SECTION Three08.   Governing Law.

     This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

SECTION Three09.   Execution and Counterparts.

     This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION Three10.   Liability of Trustees and Shareholders.

     The Declaration of Trust of the Company provides that no shareholder of the Company shall be held to any liability whatever for the payment of any sum of money, or for damages or otherwise under any contract, obligation or undertaking made, entered into or issued by the trustees of the Company or by any officer, agent or representative elected or appointed by the trustees and no such contract, obligation or undertaking shall be enforceable against the trustees or any of them in their or his individual capacities or capacity and all such contracts, obligations and undertakings shall be enforceable only against the trustees as such, and every person, firm, association, trust and corporation having any claim or demand arising out of any such contract, obligation or undertaking shall look only to the trust estate for the payment or satisfaction thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the day and year first above written.


NORTHEAST UTILITIES

By:/s/Randy A. Shoop
     Randy A. Shoop
     Assistant Treasurer - Finance



THE BANK OF NEW YORK,
as Trustee

By:/s/Geovanni Barros
   Name:  Geovanni Barris
   Title:  Vice President



STATE OF CONNECTICUT)
                    )  ss.:
COUNTY OF HARTFORD  )

     On the    day of February, 2001, before me personally came Randy A.
Shoop, to me known, who, being by me duly sworn, did depose and say that he is the Assistant Treasurer - Finance of Northeast Utilities, one of the corporations described in and which executed for the foregoing instrument; and that he signed his name thereto by authority of the Board of Directors of said corporation.


        MARIE A. SULLIVAN
        Notary Public, State of Connecticut
        No. 122908
        Commission Expires August 31, 2004


STATE OF NEW YORK  )
                   )  ss.:
COUNTY OF NEW YORK )

     On the     day of February, 2001, before me personally came Geovanni
Barris, to me known, who, being by me duly sworn, did depose and say that he is a Vice President of The Bank of New York, a New York banking corporation, one of the corporations described in and which executed the foregoing instrument; and that he signed his name thereto by authority of the Board of Directors of said corporation.


WILLIAM J. CASSELS
Notary Public, State of New York
No. 01CA5027729
Qualified in Bronx County
Commission Expires May 16, 2002





                                                                  EXHIBIT A

                   [Form of Face of Global Security]

     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON
OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Northeast Utilities or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


                        NORTHEAST UTILITIES

                   FLOATING RATE NOTES DUE 2003


CUSIP NO. [     ]                                 $

No.


     NORTHEAST UTILITIES, a voluntary association duly organized and existing under the laws of the Commonwealth of Massachusetts (the "Company" which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to Cede & Co., or registered
assigns, the principal sum of                ($               ) on February
28, 2003 (the "Final Maturity"), and to pay interest thereon from February 28, 2001 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on February 28; May 28, August 28, and November 28 in each year, commencing May 28, 2001, at the rate of LIBOR plus 1.60%, until the principal hereof is paid or made available for payment.

     The calculation agent, initially The Bank of New York, will calculate the interest rate on this Security. The interest rate will be equal to LIBOR plus 1.60%. The interest rate in effect for the period from February 28, 2001 to May 28, 2001, the initial Interest Reset Date, will be LIBOR, as determined on February 26, 2001, plus 1.60% (the "Initial Interest Rate).
The calculation agent will reset the interest rate on each Interest Payment Date (each such day an "Interest Reset Date"). The second London Business Day preceding an Interest Reset Date will be the "Interest Determination Date" for that Interest Reset Date. The interest rate in effect on each day that is not an Interest Reset Date will be the interest rate determined as of the Interest Determination Date pertaining to the immediately preceding Interest Reset Date. The interest rate in effect on any day that is an Interest Reset Date will be the interest rate determined as of the Interest Determination Date pertaining to that Interest Reset Date, except that the interest rate in effect for the period from and including February 28, 2001 to the first Interest Reset Date will be the Initial Interest Rate. The amount of interest payable for any period will be computed on the basis of a 360-day year for the actual number of days elapsed. If any Interest Payment Date (other than the Stated Maturity hereof or a Redemption Date herefor) would otherwise be a day that is not a Business Day, the Interest Payment Date will be postponed to the next succeeding Business Day, except that if such Business Day falls in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. If the Stated Maturity hereof or any Redemption Date herefor is not a Business Day, then payment of principal and interest (to the extent payable with respect to the principal amount being redeemed) payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day, except a Saturday, a Sunday or a legal holiday in The City of New York on which banking institutions are authorized or required by law, regulation or executive order to close; provided that the day is also a London Business Day. "London Business Day" means any day on which dealings in United States dollars are transacted in the London interbank market.

     The calculation agent will determine "LIBOR" in accordance with the following provisions:

(i) With respect to any Interest Determination Date, LIBOR will be the rate for deposits in United States dollars having a maturity of three months commencing on the first day of the applicable Interest Period that appears on Telerate Page 3750 as of 11:00 A.M., London time, on that Interest Determination Date. If no rate appears, LIBOR, in respect to that Interest Determination Date, will be determined in accordance with the provisions described in (ii) below.

(ii) With respect to an Interest Determination Date on which no rate appears on Telerate Page 3750, as specified in (i) above, the calculation agent will request the principal London offices of each of four major banks in the London interbank market, as selected by the calculation agent, to provide the calculation agent with its offered quotation for deposits in United States dollars for the period of three months, commencing on the first day of the applicable Interest Period, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time. If at least two quotations are provided, then LIBOR on that Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then LIBOR on the Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in The
City of New York, on the Interest Determination Date by three major banks in The City of New York selected by the calculation agent for loans in United States dollars to leading European banks, having a three-month maturity and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; provided, however, that if the banks selected by the calculation agent are not providing quotations in the manner described by this sentence, LIBOR determined as of that Interest Determination Date will be LIBOR in effect on that Interest Determination Date.

     "Telerate Page 3750", means the display designated as "Page 3750" on Bridge Telerate, Inc., or any successor service, for the purpose of displaying the London interbank rate of major banks for United States dollars.

     "Interest Period" means the period from and including February 28, 2001, to, and excluding, the first Interest Payment Date and thereafter from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for to, but excluding, the next Interest Payment Date or the Maturity hereof, as the case may be.

     All determinations made by the Calculation Agent may be made by such agent in its sole discretion and, absent manifest error, shall be conclusive for all purposes and binding on the Holder of this Security and the Company.

      The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest, which shall be (1) the Business Day next preceding such Interest Payment Date if this Security remains in book-entry only form or (2) the 15th calendar day (whether or not a Business
Day) next preceding such Interest Payment Date if this Security does not remain in book-entry only form. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such date and may either be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Payment of the principal of (and premium, if any) and any interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

     This Security has initially been issued in the form of a Global Security, and the Company has initially designated The Depository Trust Company, New York, New York (the "Depositary," which term shall include any successor depositary) as the Depositary for this Security. For as long as this Security or any portion hereof is issued in such form, and notwithstanding the previous paragraph, all payments of interest, principal and other amounts in respect of this Security or portion thereof shall be made to the Depositary or its nominee in accordance with its applicable policies and procedures, in the coin or currency specified above and as further provided on the reverse hereof.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.



                    [Form of Reverse of Global Security]

                           NORTHEAST UTILITIES

                      FLOATING RATE NOTES DUE 2003

     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of February 28, 2001 as amended and supplemented from time to time (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under Indenture), as to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $263,000,000. The provisions of this Security, together with the provisions of the Indenture, shall govern the rights, obligations, duties and immunities of the Holder, the Company and the Trustee with respect to this Security, provided that, if any provision of this Security conflicts with any provision of the Indenture, the provision of this Security shall be controlling to the fullest extent permitted under the Indenture.

     The Securities of this series are subject to redemption upon not less than 30 nor more than 60 days' notice by mail to the Holders of such Securities at their addresses in the Security Register for such series at the option of the Company, in whole or in part, from time to time on any Interest Payment Date on or after August 28, 2001 at a Redemption Price equal to the principal amount of the Securities of this series to be redeemed plus interest accrued to the Redemption Date (the "Redemption Price").

     If notice has been given as provided in the Indenture and funds for the redemption of any Securities (or any portion thereof) called for redemption shall have been made available on the Redemption Date referred to in such notice, such Securities (or any portion thereof) will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Holders of such Securities will be to receive payment of the Redemption Price.

     In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     The Securities of this series will not be subject to any sinking fund.

     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

      Interest payments with respect to this Security will be computed and paid on the basis of a 360-day year for the actual number of days elapsed.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected (voting as one class). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the time, place and rate, and in the coin or currency, herein prescribed.

     This Security shall be exchangeable for Securities registered in the names of Persons other than the Depositary with respect to such series or its nominee only as provided in this paragraph. This Security shall be so exchangeable if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such series or at any time ceases to be a clearing agency registered as such under the Securities Exchange Act of 1934, (y) the Company executes and delivers to the Trustee an Officers' Certificate providing that this Security shall be so exchangeable or (z) there shall have occurred and be continuing an Event of Default with respect to the Securities of the series of which this Security is a part. Securities so issued in exchange for this Security shall be of the same series, having the same interest rate, if any, and maturity and having the same terms as this Security, in authorized denominations and in the aggregate having the same principal amount as this Security and registered in such names as the Depositary for such Global Security shall direct.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of a Security of the series of which this Security is a part is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities of the series of which this Security is a part are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     For so long as this Security is issued in the form of a Global Security, neither the Company nor the Trustee will have any responsibility with respect to the policies and procedures of the Depositary or for any notices or other communications among the Depositary, its direct and indirect participants or the beneficial owners of this Security.

     Neither the failure to give any notice nor any defect in any notice given to the Holder of this Security or any other Security of this series will affect the sufficiency of any notice given to any other Holder of any Securities of this series.

     The Indenture provides that the Company, at its option (a) will be discharged from any and all obligations in respect of the Securities (except for certain obligations to register the transfer or exchange of Securities, replace stolen, lost or mutilated Securities, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain restrictive covenants of the Indenture, in each case if the Company deposits, in trust, with the Trustee money or U.S. Government Obligations which, through the payment of interest thereon and principal thereof in accordance with their terms, will provide money, in an amount sufficient to pay all the principal of, and premium, if any, and interest, if any, on the Securities on the dates such payments are due in accordance with the terms of such Securities, and certain other conditions are satisfied.

     No recourse shall be had for the payment of the principal of or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any trustee, incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

     The Declaration of Trust of the Company provides that no shareholder of the Company shall be held to any liability whatever for the payment of any sum of money, or for damages or otherwise under any contract, obligation or undertaking made, entered into or issued by the trustees of the Company or by any officer, agent or representative elected or appointed by the trustees and no such contract, obligation or undertaking shall be enforceable against the trustees or any of them in their or his individual capacities or capacity and all such contracts, obligations and undertakings shall be enforceable only against the trustees as such, and every person, firm, association, trust and corporation having any claim or demand arising out of any such contract, obligation or undertaking shall look only to the trust estate for the payment or satisfaction thereof.

     This Security shall be governed by and construed in accordance with the laws of the State of New York.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     IN WITNESS WHEREOF, Northeast Utilities has caused this instrument to be duly executed.

Dated:                                NORTHEAST UTILITIES

                                      By:
                                      Name:
                                      Title:



                  TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated therein referred to in the within mentioned Indenture.

Dated:                               THE BANK OF NEW YORK,
                                     as Trustee


                                     By:
                                     Authorized Signatory